SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2008

WORLDSPACE, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE	000-51466	52-1732881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8515 Georgia Avenue, Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

(301) 960-1200

(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On October 27, 2008, Grant Thornton LLP (“Grant Thornton”), the registrant’s registered independent public accounting firm resigned following the decision of the registrant’s board of directors to file a Chapter 11 bankruptcy petition.

The reports of Grant Thornton on the registrant’s consolidated financial statements for the years ending December 31, 2006 and 2007 did not contain an adverse opinion or disclaimer of any opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than with respect to going concern. During the Registrant’s two most recent fiscal years and through the subsequent interim period preceding Grant Thornton’s resignation on October 27, 2008, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. In its report issued in connection with the Form 10-K for the fiscal year ended December 31, 2007, Grant Thornton included an explanatory paragraph concerning the registrant’s preparation and presentation of its financial statements on an assumption that it could continue as a going concern.

Further, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K occurring during the registrant’s two most recent fiscal years and the period through October 27, 2008.

The registrant provided a copy of the foregoing disclosures to Grant Thornton prior to the date of the filing of this report and requested that Grant Thornton furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4.01. A copy of the letter furnished in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibit is filed as part of this report:

Exhibit 16.1	Letter dated November 17, 2008 from Grant Thornton LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2008

WORLDSPACE, INC.
(Registrant)

By:	/s/ Donald J. Frickel
Name:	Donald J. Frickel
Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Exhibit
16.1	Letter dated November 17, 2008 from Grant Thornton LLP.